UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): April 2, 2013

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 2, 2013, the Board of Directors adopted an amendment to the Company's Bylaws, effective on that date. The amended Bylaws, and a copy of the amended Bylaw provision marked to show changes from the prior Bylaw provision dated November 6, 2012, are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Article III, Section 1 of the Bylaws has been amended to allow the Board, upon good cause shown and by a vote of a majority of the Directors, to grant a leave of absence to a Director for a specified period of time that shall not exceed one year. The amendment gives the Corporate Governance and Nominating Committee discretion to determine appropriate adjustments to compensation and stock awards with respect to any Director granted a leave of absence.

Item 8.01. Other Events

On April 2, 2013, recognizing that over the next seven months, Mr. Carlos Fernandez will be engaged in time-sensitive and time-consuming matters related to his business interests in Grupo Modelo, the Board of Directors granted Mr. Fernandez a leave of absence from the Board from April 1, 2013 until the first meeting of the Board after September 30, 2013. During this time, his duties as a Director of the Company are suspended, and he will not be paid a cash retainer or meeting fees.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibits
3.1	Bylaws of Emerson Electric Co., as amended through April 2, 2013
3.2	Article III, Section 1 of the Bylaws of Emerson Electric Co., as amended through April 2, 2013, marked to show changes from prior Bylaw provision as amended through November 6, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	April 8, 2013	By:	/s/ John G. Shively
John G. Shively Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
3.1	Bylaws of Emerson Electric Co., as amended through April 2, 2013
3.2	Article III, Section 1 of the Bylaws of Emerson Electric Co., as amended through April 2, 2013, marked to show changes from prior Bylaw provision as amended through November 6, 2012.